Exhibit 99.1
STONE ENERGY CORPORATION
Announces Third Quarter 2005 Press Release Date
LAFAYETTE, LA. October 26, 2005
     Stone Energy Corporation (NYSE: SGY) has scheduled its third quarter 2005 press release to be issued on Tuesday, November 8, 2005 after market hours. A conference call is scheduled at 10:00 a.m. CST on Wednesday, November 9, 2005. As mentioned in its October 6, 2005 press release, Stone is evaluating the impact of the announced reserve revisions. Stone’s Audit Committee of its Board of Directors has engaged outside consultants to review this matter.
     Anyone wishing to participate in the conference call should visit our website at www.StoneEnergy.com for a live web cast or dial 1-877-228-3598 and request the “Stone Energy Call.” If you are unable to participate in the original conference call, a digital recording accessed by dialing 1-800-642-1687 (ID#1898092) will be available at approximately 1:00 p.m. CST for 48 hours. A web replay will be available on Stone Energy’s web page approximately 24 hours following the completion of the call. The web replay will be available for one week.
     Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploration, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico (GOM), deep shelf of the GOM, deep water of the GOM, Rocky Mountain basins and the Williston Basin. For additional information, please contact Kenneth H. Beer, Senior Vice President and Chief Financial Officer, at 337-521-2210-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.